                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT is made October 27, 2003, among Hospitality Properties Trust, a Maryland real estate investment trust ("HPT"), Six Continents Hotels, Inc., a Delaware corporation ("SCH") and those stockholders of Candlewood Hotel Company, Inc. ("CHC") listed on Schedule A, as updated from time to time in accordance with Section 5.10 hereof (the "Stockholders").

                                    RECITALS:

                  1. As of the date hereof, each Stockholder beneficially owns and is entitled to vote the number of (a) shares of common stock, par value $0.01 per share ("CHC Common Stock"), of CHC or (b) shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of CHC ("CHC Series A Stock") or (c) shares of Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of CHC ("CHC Series B Stock", and collectively with the CHC Series A Stock, the "CHC Preferred Stock") set forth opposite such Stockholder's name on Schedule B hereto.

                  2. HPT and CHC and certain of its affiliates are contemporaneously entering into that certain Purchase and Sale Agreement (the "Hotel Purchase Agreement"), SCH and CHC are contemporaneously entering into that certain Asset Purchase and Sale Agreement (the "Brand Purchase Agreement") and HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPT CW II Properties LLC, HPT, CHC and Candlewood Leasing No. 1, Inc. are contemporaneously entering into that certain Termination Agreement (the "Termination Agreement", and together with the Hotel Purchase Agreement and the Brand Purchase Agreement, the "Transaction Agreements").

                  3. In order to induce HPT, SCH and their respective affiliates to enter into the Transaction Agreements and perform their respective obligations thereunder, the Stockholders desire to make certain representations, warranties and agreements.

                  In consideration of the foregoing, the parties agree as follows:

                                   SECTION I

                                  DEFINITIONS

                  The terms set forth below shall have the following meanings:

         1.1 "beneficially own": shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 Act, as amended (the "1934 Act").

         1.2 "CHC Charter Documents": shall mean CHC's Restated Certificate of Incorporation (including any Certificates of Designation) and by-laws, in each case, as amended.

         1.3 "CHC Stock": shall mean the CHC Common Stock and the CHC Preferred Stock.

         1.4 "Discretionary Accounts": shall mean (i) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Commingled Pension Trust Fund (Multi-Market Special Investment Fund II) of JPMorgan Chase Bank, (ii) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank, (iii) JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation (Multi-Market Account) and (iv) Peck's Management Partners Ltd.

         1.5 "Effective Time": shall mean the time at which the transactions contemplated by the Transaction Agreements close.

         1.6      "Party": shall mean HPT, SCH and each of the Stockholders.

         1.7 "Person": shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any domestic or foreign governmental, administrative, judicial or regulatory authority.

         1.8 "Purchase Proposal": shall mean any offer or proposal concerning any (A) merger, consolidation, business combination, or similar transaction involving CHC or any of its subsidiaries, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets representing 25% or more of the consolidated assets of CHC and its subsidiaries or any of (x) the "Properties" (as defined in the Hotel Purchase Agreement) or (y) the "Assets" (as defined in the Brand Purchase Agreement), (C) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) of CHC or any of the "Sellers" (as defined in the Hotel Purchase Agreement), (D) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding voting capital stock of CHC or (E) any combination of the foregoing; provided however, that any offer or proposal relating to the transactions contemplated by the Transaction Agreements shall not constitute a "Purchase Proposal".

         1.9 "Transfer" shall mean any sale, transfer, assignment, pledge, encumbrance or other disposition, including through any "short sale" or derivative transactions.

                                   SECTION II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

         2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, severally but not jointly, to HPT:

                  (a) Ownership of CHC Stock. Set forth in Schedule B opposite the name of such Stockholder are all shares of CHC Stock owned of record or beneficially by such Stockholder as of the date hereof. Except as set forth in Schedule B, (i) such Stockholder has the exclusive right to vote such securities in the manner required under this Agreement and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any such securities (other than this Agreement) which would prevent such Stockholder from voting such securities in the manner required under this Agreement; provided that with respect to shares of CHC Stock held in the Discretionary Accounts, such representation is qualified by, subject to, and does not apply to the extent of, any rights of the beneficial owners or clients of the Discretionary Accounts to cause a Transfer of such securities or to have such securities returned to them and thereafter to vote or cause such securities to be voted.

                  (b) Organization of Certain Stockholders. If such Stockholder is a corporation, partnership, limited liability company or other entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

                  (c) Authority to Execute and Perform Agreements. Such Stockholder has the requisite power and authority required to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. The execution and delivery of this Agreement by such Stockholder have been duly authorized by all requisite organizational action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d)      No Conflicts; Consents.

                           (i)      The execution and delivery by such
                  Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which such Stockholder is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to such Stockholder.

                           (ii) No consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

                  (e) Investigation. Such Stockholder has had a full opportunity to review and discuss this Agreement and the Transaction Agreements and to ask all questions of HPT, SCH, CHC and CHC's directors and executive officers necessary in order for such Stockholder to make an informed decision to enter into this Agreement.

         2.2 Representations and Warranties of HPT and SCH. Each of SCH and HPT, in each instance solely with respect to itself, represents and warrants to the Stockholders that (i) it is duly organized and validly existing under the laws of the jurisdiction of its formation, (ii) it has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (iii) it has duly authorized, by all necessary action, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by HPT and SCH, (iv) its execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any contract, agreement or other binding arrangement to which it is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to it, (v) no consents, authorizations, orders or approvals of any governmental commission, board, or other regulatory body are required to be obtained or made by it in connection with it execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (vi) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                  SECTION III

                            VOTING; WAIVER OF RIGHTS

         3.1 Agreement to Vote. Each Stockholder hereby agrees that, at any meeting of the stockholders of CHC, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of CHC, to vote all of the shares of CHC Stock to which he is entitled to vote (including, without limitation, shares of any class of CHC Preferred Stock whether such shares are to be voted separately as a class or, together with shares of other classes or on an as-converted basis, each in accordance with CHC's Charter Documents, as applicable):

                  (a) in favor of (i) approval of the terms of the transactions contemplated by the Transaction Agreements, with any modifications that are approved by such Stockholder, (ii) any action required to consummate such transactions and (iii) the adoption of the Plan of Dissolution of CSC in substantially the form attached hereto as Exhibit A with any modifications that are approved by such Stockholder, provided that each of the matters listed in clauses (i), (ii) and (iii) of this Section 3.1(a) are contemporaneously approved;

                  (b)      against any Purchase Proposal;

                  (c) prior to the Effective Time, against any action or proposal involving CHC or any CHC subsidiary that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Transaction Agreements;

                  (d) in favor of the amendment to CHC's certificate of incorporation to change the name of CHC; and

                  (e) in favor of the adoption of the Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock of CHC, in the form attached hereto as Exhibit B.

                                   SECTION IV

                                    COVENANTS

         4.1 No Disposition of Shares Prior to Effective Time. Each Stockholder covenants and agrees that, prior to the Effective Time, such Stockholder shall not Transfer any of the shares of CHC Stock set forth opposite his name on Schedule B as to which such Stockholder has or shares dispositive power; provided that with respect to shares of CHC Stock held in the Discretionary Accounts, such representation is qualified by, subject to, and does not apply to the extent of, any right of the beneficial owners or clients of the Discretionary Accounts to cause a Transfer of such securities or to have such securities returned to them and thereafter to vote or cause such securities to be voted.

         4.2 Voting Arrangements. Each Stockholder covenants and agrees that, except pursuant to this Agreement, prior to the Effective Time such Stockholder shall:

                  (a) not act in concert with any Person to solicit or participate, directly or indirectly, in any solicitation of proxies or powers of attorney or similar rights to vote from any holder of CHC Stock, or with respect to any action, proposal, transaction or agreement that would reasonably be expected to lead to a Purchase Proposal, or to recommend that the Stockholders vote in favor of a Purchase Proposal except as otherwise expressly provided by
Section 3 of this Agreement;

                  (b) not, directly or indirectly: (A) solicit, initiate, encourage, take any action to facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any proposal or offer (including any proposal or offer to the Stockholders) that constitutes or may reasonably be expected to lead to any Purchase Proposal, (B) furnish to any Person other than HPT, SCH or their respective affiliates any information with respect to any Purchase Proposal (except as required by law or regulatory authority), (C) participate in or engage in discussions or negotiations with any Person with respect to any Purchase Proposal, except to notify such Person as to the existence of these provisions, (D) approve, endorse or recommend any Purchase Proposal, or (E) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Purchase Proposal or a transaction contemplated thereby. Each Stockholder shall, and each Stockholder other than the Discretionary Accounts and J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture Capital Associates, L.P.) shall cause its affiliates to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Purchase Proposal; and

                  (c) Notwithstanding any of the provisions of this Agreement, if a Stockholder is a member of the Board of Directors of CHC or has an officer, employee or other representative who is a member of the Board of Directors of CHC, nothing herein shall be construed to obligate such Stockholder or such officer, employee or representative to act in his capacity as a director in any manner which may conflict with such Stockholder's or such officer's, employee's or representative's fiduciary duties as a director of CHC.

                                   SECTION V

                                  MISCELLANEOUS

         5.1      Termination.

                  (a) This Agreement shall terminate, and none of the Parties hereto shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the consent of each of HPT, SCH and each Stockholder, (ii) the termination of either the Hotel Purchase Agreement or the Brand Purchase Agreement or (iii) February 28, 2004.

                  (b) This Agreement shall terminate with respect to a Discretionary Account and such Discretionary Account shall have no further obligations hereunder, at such time as shares of CHC Stock are no longer held in such Discretionary Account.

         5.2 Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, or (ii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

                  If to HPT, to:

                  Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts 02458
                  Attn: John G. Murray
                  Telecopy No.: 617.969.5730

                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Richard Teller
                  Telecopy No.: (617) 338-2880

                  If to SCH, to:

                  Six Continents Hotels, Inc.
                  Suite 100
                  Three Ravinia Drive
                  Atlanta, Georgia 30346-2149
                  Attn: Robert Gunkel

                  with copies to:

                  Six Continents Hotels, Inc.
                  Suite 100

                  Three Ravinia Drive
                  Atlanta, Georgia 30346-2149
                  Attn: Robert Jackman

                  Sutherland Asbill & Brennan LLP
                  999 Peachtree Street, N.E.
                  Suite 2300
                  Atlanta, Georgia 30309-3996
                  Attn: James Kacena, Esq.

                  If to the Stockholders, to:

                  such Stockholder at the address set forth on Schedule A;

                  with a copy to (only with respect to holders of CHC Preferred Stock):

                  Sullivan & Cromwell LLP
                  125 Broad Street
                  New York, NY 10004
                  Attn: John Evangelakos

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing.

         5.3      Interpretation.

                  (a) When a reference is made in this Agreement to a section or schedule such reference shall be to a section or schedule of this Agreement unless otherwise clearly indicated to the contrary.

                  (b) The schedules and all documents expressly referred to in this Agreement are incorporated into this Agreement and are made a part of this Agreement as if set out in full.

                  (c) The titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

                  (d) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (e) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (f) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any provision of this Agreement.

         5.4 Assignment; Successors in Interest. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns, and any reference to a Party shall also be a reference to a successor or assign. For the avoidance of doubt, the preceding sentence shall not apply to any beneficial owner or client of a Discretionary Account to which shares of CHC Stock have been returned.

         5.5 No Third-Party Beneficiaries. With the exception of the Parties and Intercontinental Hotel Group Resources, Inc., which the Parties agree is an intended third party beneficiary to the extent a vote in favor of the transactions contemplated by the Brand Purchase Agreement is required, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         5.6 Amendments. To the extent permitted by law, this Agreement may be amended only by a subsequent writing signed by all of the Parties.

         5.7      Controlling Law; Integration; Waiver; Waiver of Trial by Jury.

                  (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

                  (b) This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement, constitutes the entire agreement among the Parties. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same.

                  (c) No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

                  (d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH

WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(d).

         5.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         5.9 Further Assurances. Each Party shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         5.10 Additional Stockholders. The Parties agree that, from time to time after the date hereof, additional Stockholders may be added as parties hereto by executing a counterpart of this Agreement or an instrument, reasonably acceptable to HPT, whereby such Stockholder shall join in and become a party to this Agreement as a Stockholder and shall agree to be bound by and to perform all obligations of a Stockholder hereunder, without in either case further action by any Party. In each such event, the Schedules A and B shall be updated to reflect information relating to such Stockholder.

         5.11 Specific Performance. The Parties agree that the remedy at law for any breach of this Agreement will be inadequate and that any Party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other equitable relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such equitable relief on the basis that there is an adequate remedy at law.

         5.12 Several and Not Joint Obligations. The obligations of the Stockholders under this Agreement are the several and not joint obligations, each Stockholder has made an individual and separate decision relating to his execution of this Agreement, and the Stockholders shall not by action of this Agreement (i) be deemed to be acting in concert or as a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) or (ii) be deemed to have formed a partnership or joint venture.

         5.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

         5.14 Declaration of Trust of HPT. The Declaration of Trust of HPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Hospitality Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with HPT in any way shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

         5.15 Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every warranty, representation, covenant and agreement made in this Agreement on the part of any of the Stockholders which is a corporation, trust, partnership or limited liability company was not made or intended to be made as a personal or individual warranty, representation, covenant or agreement on the part of the incorporator or any stockholder (including any holder of preferred stock of CHC), director, officer, trustee, member, manager, agent, general or limited partner, past, present or future, of a Stockholder, and no personal or individual liability or responsibility is assumed by and no recourse at any time shall be asserted or enforced against, any such incorporator, stockholder (including any holder of preferred stock of CHC), director, officer, trustee, member, manager, agent, general or limited partner, past, present or future, of such Stockholder, or any of them, all of such recourse, whether in common law, in equity, by statute or otherwise) is hereby forever waived and released, provided that for purposes of obtaining specific performance only and for no other purpose whatsoever, this Agreement may be enforced against the general partner of any Stockholder which is a limited partnership and provided further that the provisions of this Section 5.15 shall have no application to any Stockholder who is a natural person with respect to whom the warranties, representations, covenants and agreements are personal and individual and against whom there shall be recourse and individual liability and responsibility.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT 1

                  IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    Hospitality Properties Trust

                                    By: /s/ John G. Murray
                                        ----------------------------------------
                                        Name:  John G. Murray
                                        Title: President

                                    Six Continents Hotels, Inc.

                                    By: /s/ Steven Porter
                                        ----------------------------------------
                                        Name: Steven Porter
                                        Title: President, the Americas

                                    STOCKHOLDER:

                                    J.P. Morgan Partners (SBIC), LLC,
                                    formerly known as Chase Venture Capital
                                    Associates, L.P.

                                    By: /s/ David Gilbert
                                        ----------------------------------------
                                        Name: David Gilbert
                                        Title: Managing Director

                                    STOCKHOLDER:

                                    JPMorgan Chase Bank, formerly known as
                                    Morgan Guaranty Trust Company of
                                    New York, as Trustee of the
                                    Commingled Pension Trust Fund
                                    (Multi-Market Special Investment
                                    Fund II) of JPMorgan Chase Bank

                                    By: /s/ Joan Huggins
                                        ----------------------------------------
                                        Name:  Joan Huggins
                                        Title: Vice President

                                    STOCKHOLDER:

                                    JPMorgan Chase Bank, formerly known as
                                    Morgan Guaranty Trust Company of New York, as Trustee of the Multi-Market Special Investment Trust Fund of JPMorgan Chase Bank

                                    By: /s/ Joan Huggins
                                        ----------------------------------------
                                        Name:  Joan Huggins
                                        Title: Vice President

                                    STOCKHOLDER:

                                    JPMorgan Chase Bank, formerly known as
                                    Morgan Guaranty Trust Company of New York, as Investment Manager and Agent for the Alfred P. Sloan Foundation
                                    (Multi-Market Account)

                                    By: /s/ Joan Huggins
                                        ----------------------------------------
                                        Name:  Joan Huggins
                                        Title: Vice President

                                    STOCKHOLDER:

                                    Olympus Executive Fund, L.P.

                                    By: General Partner

                                        By: /s/ Robert Morris
                                            -----------------------------------
                                            Name:  Robert Morris
                                            Title: Managing Member

                                    STOCKHOLDER:

                                    Olympus Growth Fund II, L.P.

                                    By: General Partner

                                        By: /s/ Robert Morris
                                            ------------------------------------
                                            Name:  Robert Morris
                                            Title: Managing Member

                                    STOCKHOLDER:

                                    Peck's Management Partners Ltd.

                                    By: Peck's Management Partners
                                        as Investment Manager and Agent

                                        By: /s/ Robert Cresci
                                            -----------------------------------
                                            Name:  Robert Cresci
                                            Title: Managing Director

                                    STOCKHOLDER:

                                    Equity-Linked Investors-II

                                    By: Rohit M. Desai Associates-II
                                        General Partner

                                        By: /s/ Frank J. Pados
                                            -----------------------------------
                                            Name:  Frank J. Pados
                                            Title: Attorney in Fact

                                    STOCKHOLDER:

                                    Private Equity Investors III, L.P.

                                    By: Rohit M. Desai Associates-II
                                        General Partner

                                        By: /s/ Frank J. Pados
                                            ------------------------------------
                                            Name:  Frank J. Pados
                                            Title: Attorney in Fact

                                    STOCKHOLDER:

                                    MONY Life Insurance Company

                                    By: J. ROMEO & CO. as nominee
                                        for MONY Life Insurance Company

                                        By: /s/ Raymond Duffy
                                            ------------------------------------
                                            Name:  Raymond Duffy
                                            Title: A Partner

                                    STOCKHOLDER:

                                    Jack P. DeBoer

                                    /s/ Jack P. DeBoer
                                    --------------------------------------------
                                    Jack P. DeBoer

                                    STOCKHOLDER:

                                    Arbor Lake Club, Ltd.

                                    By: Lennar Commercial Properties, Inc.,
                                        its General Partner

                                    By: /s/ Jeffrey P. Krasnoff
                                        ----------------------------------------

                                            Name:  Jeffrey P. Krasnoff
                                            Title: President

                                   SCHEDULE A

----------------------------------------------------------------------------------------------------------------
                    STOCKHOLDER                                                         ADDRESS
----------------------------------------------------------------------------------------------------------------
J.P. Morgan Chase Partners (SBIC), LLC, formerly known as                J.P. Morgan Partners
Chase Venture Capital Associates, L.P.                                   1221 Avenue of the Americas, 40th Floor
                                                                         New York, New York 10020
----------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank, formerly known as Morgan Guaranty Trust            JPMorgan Chase Bank
Company of New York, as Trustee of the Commingled Pension                270 Park Avenue
Trust Fund (Multi-Market Special Investment Fund II) of                  New York, New York 10017
JPMorgan Chase Bank
----------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust             JPMorgan Chase Bank
Company of New York, as Trustee of the Multi-Market Special              270 Park Avenue
Investment Trust Fund of JPMorgan Chase Bank                             New York, New York 10017
----------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, formerly known as Morgan Guaranty Trust             JPMorgan Chase Bank
Company of New York, as Investment Manager and Agent for the             270 Park Avenue
Alfred P. Sloan Foundation (Multi-Market Account)                        New York, New York 10017
----------------------------------------------------------------------------------------------------------------
Olympus Executive Fund, L.P.                                             Olympus Partners
                                                                         Metro Center, One Station Place
                                                                         Stamford, Connecticut 06902
----------------------------------------------------------------------------------------------------------------
Olympus Growth Fund II, L.P.                                             Olympus Partners
                                                                         Metro Center, One Station Place
                                                                         Stamford, Connecticut 06902
----------------------------------------------------------------------------------------------------------------
Peck's Management Partners, Ltd. (Peck's Management Partners             Peck's Management Partners, Ltd.
as Investment Manager and Agent)                                         One Rockefeller Plaza
                                                                         New York, New York 10020
----------------------------------------------------------------------------------------------------------------
MONY Life Insurance Company                                              MONY Life Insurance Company
                                                                         1740 Broadway
                                                                         New York, New York 10019
----------------------------------------------------------------------------------------------------------------
Equity-Linked Investors-II                                               Desai Capital Management Incorporated
                                                                         410 Park Avenue
                                                                         New York, New York 10022
----------------------------------------------------------------------------------------------------------------
Private Equity Investors III, L.P.                                       Desai Capital Management Incorporated
                                                                         410 Park Avenue
                                                                         New York, New York 10022
----------------------------------------------------------------------------------------------------------------
Jack P. DeBoer                                                           Candlewood Hotel Company, Inc.
                                                                         8621 E. 21st Street North
                                                                         Suite 200
                                                                         Wichita, Kansas 67206
----------------------------------------------------------------------------------------------------------------
Arbor Lake Club, Ltd.                                                    c/o LNR Property Corporation
                                                                         1601 Washington Avenue, Suite 800
                                                                         Miami Beach, Florida 33139
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

------------------------------------------------------------------------------------------------------------------
                                                                           SERIES A        SERIES B       OPTIONS/
                    STOCKHOLDER                         COMMON STOCK       PREFERRED       PREFERRED      WARRANTS
------------------------------------------------------------------------------------------------------------------
J.P. Morgan Partners (SBIC), LLC,                                            7,000
formerly known as
Chase Venture Capital Associates, L.P.
-----------------------------------------------------------------------------------------------------------------
JP Morgan Chase Bank, formerly known as Morgan                               7,000
Guaranty Trust Company of New York, as Trustee of
the Commingled Pension Trust Fund (Multi-Market
Special Investment Fund II) of JPMorgan Chase Bank
-----------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, formerly known as Morgan                                1,500
Guaranty Trust Company of New York, as Trustee of
the Multi-Market Special Investment Trust Fund of
JPMorgan Chase Bank
-----------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, formerly known as Morgan                                1,500
Guaranty Trust Company of New York, as Investment
Manager and Agent for the Alfred P. Sloan
Foundation (Multi-Market Account)
-----------------------------------------------------------------------------------------------------------------
Olympus Executive Fund, L.P.                                                   100              49            392
-----------------------------------------------------------------------------------------------------------------
Olympus Growth Fund II, L.P.                                                 9,900           4,841         38,728
-----------------------------------------------------------------------------------------------------------------
Peck's Management Partners, Ltd. (Peck's                                     7,000           7,900         63,200
Management Partners as Investment Manager and
Agent)
-----------------------------------------------------------------------------------------------------------------
MONY Life Insurance Company                                                  3,250           3,000         24,000
-----------------------------------------------------------------------------------------------------------------
Equity-Linked Investors-II                                                   3,500          12,000         96,000
-----------------------------------------------------------------------------------------------------------------
Private Equity Investors III, L.P.                                           3,500          12,000         96,000
-----------------------------------------------------------------------------------------------------------------
Jack P. DeBoer                                            2,271,099          1,000                        275,000
-----------------------------------------------------------------------------------------------------------------
Arbor Lake Club, Ltd.                                                        7,000
-----------------------------------------------------------------------------------------------------------------
                                             Total:       2,271,099         52,250          39,790        593,320
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A
                             TO THE VOTING AGREEMENT

              PLAN OF DISSOLUTION OF CANDLEWOOD HOTEL COMPANY, INC.

         This Plan of Dissolution (the "Plan") is for the purpose of effecting the complete liquidation and dissolution of Candlewood Hotel Company, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law ("DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code").

1. ADOPTION OF THE PLAN. The board of directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. The Stockholders include all holders of the Company's outstanding Common Stock, par value $.01 per share (the "Common Stock"), the Company's outstanding Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), and the Company's Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred" and collectively with the Series A Preferred, the "Preferred Stock"). If (i) Stockholders holding a majority of the outstanding Common Stock, the outstanding Series A Preferred, and the outstanding Series B Preferred voting together as a single class pursuant to the Restated Certificate of Incorporation of the Company, (ii) Stockholders holding 66?% of the outstanding Series A Preferred, and (iii) Stockholders holding 66?% of the outstanding Series B Preferred each vote for the adoption of this Plan at the Meeting, then the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date"). The Plan, once adopted, will become effective simultaneously with the occurrence of both of the following events: (A) the closing of (i) the transactions contemplated by the Asset Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company, Candlewood Hotel Company LLC, a Delaware limited liability company and Six Continents Hotels, Inc., a Delaware corporation, as may be amended from time to time, (ii) the transaction contemplated by the Purchase and Sale Agreement, dated as of October 27, 2003, by and among the Company and certain of its affiliates, JPD Corporation, a Kansas corporation and Hospitality Properties Trust, a Maryland real estate investment trust, as may be amended from time to time, and (iii) the other transactions contemplated by the foregoing agreements (the "Closing") and (B) the Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock attached hereto as Exhibit A (the "Certificate of Amendment") becoming effective.

2. INTERIM MATTERS. Notwithstanding anything to the contrary herein, the Board may take no action prior to the Closing with respect to the Plan without the approval of at least (i) one director who has been designated by the holders of the outstanding Series A Preferred and
         (ii) one director who has been designated by the holders of the outstanding

         Series B Preferred, in accordance with Section 2.1 of the Amended and Restated Stockholders Agreement, dated as of July 10, 1998, by and among the Company, Doubletree Corporation, a Delaware corporation, the Warren D. Fix Family Partnership, L.P., Jack P. DeBoer and the other entities set forth on the signature pages thereto, as may be amended from time to time (the "Stockholders Agreement").

3. CERTIFICATE OF DISSOLUTION. Promptly following the Closing, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, file any certificates required by the Delaware governmental authorities, or any other documents as may be required to effectuate the dissolution of the Company, including filing with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL. The dissolution will be effective (the "Effective Date") upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. From and after the Effective Date, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for a period of three years, or such longer period as ordered by the Delaware Court of Chancery for the purposes of prosecuting suits by or against the Company, paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office on the Effective Date shall have all powers provided to them under the DGCL and other applicable law.

4. CESSATION OF BUSINESS ACTIVITIES. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan and the DGCL. Effective upon the Closing, the number of directors on the Board of the company shall be five (5), consisting of two (2) directors designated by holders of a majority of the outstanding Series A Preferred, one (1) director designated by holders of a majority of the outstanding Series B Preferred, and two (2) directors, one of whom shall be an independent director, designated by certain holders of the Company's Common stock in accordance with Section 2.1 of the Stockholders Agreement (such persons collectively, the "Continuing Directors"), each of whom shall serve as a director of the Board until his successor is duly elected by the Stockholders having the right to designate such successor and qualified or until such person's death, retirement, resignation or removal. The Continuing Directors in office from and after the Closing and, at the pleasure of the Board, the officers of the Company, shall continue in office solely for these purposes and as otherwise provided in this Plan.

5. LIQUIDATION OF ASSETS. From and after the Effective Date, the Company shall determine whether and when to sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets, including the Company's intangible assets, in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. As part of the liquidation of its property and assets, the Company shall collect, or make provision for the collection of all accounts receivable, debts and claims owing to the company, including all recoveries under any pending litigation to which the Company is a party. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

6. PAYMENT OF DEBTS. Prior to making any distributions to the Stockholders, the Company shall pay, or as determined by the Board, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company. Such claims shall be paid or provided for in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, unknown events, tax obligations, claims that are the subject of pending litigation, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Board may, in its discretion, increase or decrease the amount of the Contingency Reserve at any time and shall place or cause to be placed such funds in an account of the Company as the Board has determined to be maintained as the Contingency Reserve.

7. DISTRIBUTIONS TO STOCKHOLDERS. Following the payment or the provision for the payment of the Company's claims and obligations as provided above, and by law, the Company shall distribute all remaining assets, including all available cash, including the cash proceeds of any sale, exchange or disposition to the Stockholders as provided in the Certificate of Amendment. If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate be taken:

         - The giving of notice of the dissolution to all persons having a claim against the Company and any rejection of any such claims in accordance with Section 280 of the DGCL;

         - The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who has rejected such offer in accordance with Section 280 of the DGCL;

         - The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are subject of pending litigation against the Company; and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

         - The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

         - The posting of all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

         - The payment, or the making of adequate provision for payment, of all other claims that are mature, known and contested or that have been finally determined to be owing by the Company.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the Board and the officers of the Company are hereby authorized, without further stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

8. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Board may direct the officers to mail notice in accordance with the DGCL to all its claimants at this Plan has been approved by the Board and the Company's stockholders.

9. POWERS OF BOARD AND OFFICERS. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, following the Closing, the Board may interpret any of the provisions of this Plan, modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders, to the extent permitted by the DGCL. The Board may also make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code, the Internal Revenue Service and the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to do business in any state in which the Company is so qualified, as well as the preparation and filing of any federal or state tax returns. Prior to the filing of the Certificate of Dissolution, the Board shall have full authority to abandon and revoke the dissolution as the Board deems appropriate without further stockholder action.

10. CANCELLATION OF STOCK. The distributions to the Stockholders pursuant to Sections VI and XI hereof shall be in respect of all interests formerly represented by the outstanding Common Stock and Preferred Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board, in its absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock and Preferred Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of their certificates evidencing the Common Stock and Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock on the date on which the Company files a Certificate of Dissolution with the Secretary of State of the State of Delaware under the DGCL (the "Final Record Date"), and thereafter certificates representing Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock and Preferred Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and shall escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11. LIQUIDATING TRUST. From and after the Closing, if deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are
         (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock and Preferred Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve. If assets are transferred to the Trust, each Stockholder on the Final Record Date shall receive an interest (an "Interest") in the Trust in accordance with the allocation set forth in
         Section VII above. All distributions from the Trust will be made in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the

         Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders. Any such conveyance to the Trustees shall be in trust for the Stockholders. The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan as set forth in Section I above shall constitute the approval of the Stockholders of any such appointment, but only to the extent that such appointment is made following the Effective Date, and any such liquidating trust agreement as their act and as a part hereof as if herein written.

12. COMPENSATION. From and after the Closing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan as set forth in Section I above shall constitute the approval of the Stockholders of the payment of any such compensation, subject to Section II of this Plan.

13. EMPLOYEES AND CONSULTANTS. For the purposes of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board of Directors, such employees and consultants as the Board of Directors deems necessary or desirable to supervise the dissolution.

14. INDEMNIFICATION. The Company shall indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Trust will similarly be authorized to indemnify the Trustees and any employees, agents or representatives of the Trust for actions taken in connection with the operations of the Trust. Any claims arising in respect of such indemnification will be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder.

15. FURTHER AUTHORITY. Subject to Section II of this Plan, the Board is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

16. DELISTING OF COMMON STOCK. At any time, the Board may, if the Board deems such action to be in the best interests of the Company and the Stockholders, cause the shares of Common Stock of the Company to be delisted from any securities exchange on which they are traded.

17. ABSENCE OF APPRAISAL RIGHTS. Under Delaware law, the Stockholders are not entitled to appraisal rights for their shares of capital stock with the transactions contemplated by the Plan.

18. STOCKHOLDER CONSENT TO SALE OF ASSETS. Subject to Section II of this Plan, adoption of this Plan as set forth in Section I above, shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

19. EXPENSES OF DISSOLUTION. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan, subject to Section II of this Plan.

20. MERGER OF SUBSIDIARIES. At any time, the Board may, if the Board deems such action to be in the best interests of the Company and the Stockholders, cause any or all of the subsidiaries of the Company to be merged into or with the Company.

                                    EXHIBIT A
                           TO THE PLAN OF DISSOLUTION

    Certificate of Amendment of Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred
       Stock and Qualifications, Limitations and Restrictions Thereof of
          Series A Cumulative Convertible Preferred Stock and Series B
                     Cumulative Convertible Preferred Stock

         Candlewood Hotel Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. The Board of Directors of the Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Cumulative Convertible Preferred Stock of the Corporation (the "Series A Certificate of Designations") and the Series B Cumulative Convertible Preferred Stock of the Corporation (the "Series B Certificate of Designations"), which amendment shall be filed with the Secretary of State of the State of Delaware immediately preceding the closing of the transactions set forth in the resolution. The resolution setting forth the proposed amendment is as follows:

                  NOW, THEREFORE, BE IT RESOLVED, that upon and concurrent with the closing of the transactions contemplated by (i) that certain Purchase and Sale Agreement by and among the Corporation and certain of its affiliates, JPD Corporation, a Kansas corporation, and Hospitality Properties Trust ("HPT"), a Maryland real estate investment trust, and by (ii) that certain Asset Purchase and Sale Agreement by and among the Corporation and certain of its affiliates and Six Continents Hotels, Inc., a Delaware corporation (together, the "Proposed Transactions"), the Series A Certificate of Designations and Series B Certificate of Designations, respectively, will be amended as follows:

                  I. AMENDMENT TO SERIES A CERTIFICATE OF DESIGNATIONS

                  (A) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                           "(ii)    Dividends. The Series A Preferred Stock
                  shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

                  (B) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                           "(iii)   Liquidation. In the event of any
                  liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

                  (C) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                           "(iv)    The Series A Preferred Stock shall not be
                  subject to redemption."

                  (D) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                           "(b)     Reserved."

                  (E) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                           "(h)     Reserved."

                  (F) The Series A Certificate of Designations is hereby amended by inserting the following new Section (vii):

                           "(vii)   Distributions Upon a Sale of the
                  Corporation's Assets. (a) Distribution to Series A Holders. The holders of the Series A Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net

                  Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                           (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

                           (c) Distribution to Series A Holders and Common Stock Holders. After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series A Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                           (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                           (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series A Preferred Stock with respect to such stock. No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock."

                  II. AMENDMENT TO SERIES B CERTIFICATE OF DESIGNATIONS

                  (A) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                           "(ii)    Dividends. The Series B Preferred Stock
                  shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

                  (B) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                           "(iii)   Liquidation. In the event of any
                  liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

                  (C) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                           "(iv)    The Series B Preferred Stock shall not be
                   subject to redemption."

                  (D) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                           "(b)     Reserved."

                  (E) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                           "(h)     Reserved."

                  (F) The Series B Certificate of Designations is hereby amended by inserting the following new Section (vii):

                           "(vii)   Distributions Upon a Sale of the
                  Corporation's Assets. (a) Distribution to Series B Holders. The holders of the Series B Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net

                  Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                           (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series B Preferred Stock and the holders of Series A Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

                           (c) Distribution to Series B Holders and Common Stock Holders. After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series B Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                           (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                           (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series B Preferred Stock with respect to such stock. No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock. "

         2. Paragraphs I. (A) through (F) and II. (A) through (F) of the foregoing amendment will not become effective and shall have no force and effect unless and until the Proposed Transactions have closed in accordance with their respective terms.

         3. The holders of (i) a majority of the voting power of the outstanding capital stock of the Corporation, (ii) a majority of the outstanding Common Stock of the Corporation, the outstanding Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred"), and the outstanding Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred") voting together as a single class pursuant to the Restated Certificate of Incorporation of the Corporation, (iii) 66-2/3% of the outstanding shares of the Series A Preferred, and (iv) 66-2/3% of the outstanding shares of the Series B Preferred, entitled to vote have approved the foregoing amendment at a Special Meeting of the stockholders of the Corporation in accordance with the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, and the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Candlewood Hotel Company, Inc. has caused this Certificate to be executed by __________, its __________, on this ____ day of ________, 2003.

                                              CANDLEWOOD HOTEL COMPANY, INC.,
                                              A DELAWARE CORPORATION

                                              By:_______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT B
                             TO THE VOTING AGREEMENT

                           CERTIFICATE OF AMENDMENT OF
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                         SERIES A CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       AND

                         SERIES B CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                         CANDLEWOOD HOTEL COMPANY, INC.

                  Candlewood Hotel Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         1. The Board of Directors of the Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Cumulative Convertible Preferred Stock of the Corporation (the "Series A Certificate of Designations") and the Series B Cumulative Convertible Preferred Stock of the Corporation (the "Series B Certificate of Designations"), which amendment shall be filed with the Secretary of State of the State of Delaware immediately preceding the closing of the transactions set forth in the resolution. The resolution setting forth the proposed amendment is as follows:

                  NOW, THEREFORE, BE IT RESOLVED, that upon and concurrent with the closing of the transactions contemplated by (i) that certain Purchase and Sale Agreement by and among the Corporation and certain of its affiliates, JPD Corporation, a Kansas corporation, and Hospitality Properties Trust ("HPT"), a Maryland real estate investment trust, and by (ii) that certain Asset Purchase and Sale Agreement by and among the Corporation and certain of its affiliates and Six Continents Hotels, Inc., a Delaware corporation (together, the "Proposed Transactions"), the Series A Certificate of Designations and Series B Certificate of Designations, respectively, will be amended as follows:

                  I. AMENDMENT TO SERIES A CERTIFICATE OF DESIGNATIONS

                  (A) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                           "(ii)    Dividends. The Series A Preferred Stock
                  shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

                  (B) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                           "(iii)   Liquidation. In the event of any
                  liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series A Preferred

                  Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

                  (C) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                           "(iv)    The Series A Preferred Stock shall not be
                  subject to redemption."

                  (D) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                           "(b)     Reserved."

                  (E) The Series A Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                           "(h)     Reserved."

                  (F) The Series A Certificate of Designations is hereby amended by inserting the following new Section (vii):

                           "(vii)   Distributions Upon a Sale of the
                  Corporation's Assets. (a) Distribution to Series A Holders. The holders of the Series A Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B

                  Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                           (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

                           (c) Distribution to Series A Holders and Common Stock Holders. After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series A Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series B Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                           (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                           (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series A Preferred Stock with respect to such stock. No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock."

                  II. AMENDMENT TO SERIES B CERTIFICATE OF DESIGNATIONS

                  (A) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (ii) thereof and substituting in lieu of said Section the following:

                           "(ii)    Dividends. The Series B Preferred Stock
                  shall not be entitled to receive any dividends, including any dividends that have accrued and remain unpaid."

                  (B) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iii) thereof and substituting in lieu of said Section the following:

                           "(iii)   Liquidation. In the event of any
                  liquidation, dissolution or winding up of the affairs of the Corporation (any and all such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to those amounts as described in Section (vii) ("Distributions Upon the Sale of the Corporation's Assets") hereof. Except as provided in this paragraph, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of the Liquidation of the Corporation. The closing of the Proposed Transactions shall be considered a Liquidation within the meaning of this paragraph."

                  (C) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (iv) thereof and substituting in lieu of said Section the following:

                           "(iv)    The Series B Preferred Stock shall not be
                  subject to redemption."

                  (D) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(b) thereof and substituting in lieu of said Section the following:

                           "(b)     Reserved."

                  (E) The Series B Certificate of Designations is hereby amended by striking out the entirety of Section (vi)(h) thereof and substituting in lieu of said Section the following:

                           "(h)     Reserved."

                  (F) The Series B Certificate of Designations is hereby amended by inserting the following new Section (vii):

                           "(vii)   Distributions Upon a Sale of the
                  Corporation's Assets. (a) Distribution to Series B Holders. The holders of the Series B Preferred Stock shall be entitled to receive a payment, out of the assets of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, a total of $25,000,000 in proceeds from the sale of the Corporation or any assets of the Corporation after payment or provision for all obligations or liabilities of the Corporation ("Net

                  Liquidation Proceeds") before any payment shall be made or any assets distributed to the holders of Common Stock.

                           (b) Distribution to Common Stock Holders. After the payment in full to the holders of Series B Preferred Stock and the holders of Series A Preferred Stock of the $25,000,000 specified in Section vii(a) above, the holders of the Corporation's Common Stock shall receive, on a pro-rata basis among all holders of the Corporation's Common Stock, a total of $500,000 in Net Liquidation Proceeds.

                           (c) Distribution to Series B Holders and Common Stock Holders. After the payment in full of Net Liquidation Proceeds as described in Sections vii(a) and vii(b), the holders of the Series B Preferred Stock shall be entitled to receive Ninety Percent (90%) of the remaining Net Liquidation Proceeds of the Corporation, pro-rata, pari passu as if members of a single class of securities with the holders of the Series A Preferred Stock, and the holders of the Corporation's Common Stock shall be entitled to receive Ten Percent (10%) of the remaining Net Liquidation Proceeds of the Corporation, on a pro-rata basis (without giving effect to any conversion provision).

                           (d) Payment of Net Liquidation Proceeds. The Corporation may distribute Net Liquidation Proceeds in one payment or multiple payments over time as the obligations and liabilities of the Corporation are paid or provided for.

                           (e) Sole Payments. The foregoing distributions are the only amounts that shall be paid to the holders of the Series B Preferred Stock with respect to such stock. No other amounts, including without limitation accrued dividends, shall be paid to such holders with respect to such stock. "

         2. Paragraphs I. (A) through (F) and II. (A) through (F) of the foregoing amendment will not become effective and shall have no force and effect unless and until the Proposed Transactions have closed in accordance with their respective terms.

         3. The holders of (i) a majority of the voting power of the outstanding capital stock of the Corporation, (ii) a majority of the outstanding Common Stock of the Corporation, the outstanding Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Preferred"), and the outstanding Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Preferred") voting together as a single class pursuant to the Restated Certificate of Incorporation of the Corporation, (iii) 66-2/3% of the outstanding shares of the Series A Preferred, and (iv) 66-2/3% of the outstanding shares of the Series B Preferred, entitled to vote have approved the foregoing amendment at a Special Meeting of the stockholders of the Corporation in accordance with the Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, and the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Candlewood Hotel Company, Inc. has caused this Certificate to be executed by __________, its __________, on this ____ day of ________, 2003.

                                              CANDLEWOOD HOTEL COMPANY, INC.,
                                              A DELAWARE CORPORATION

                                              By:_______________________________
                                                    Name:
                                                    Title: